Exhibit 99.1

FOR IMMEDIATE RELEASE

BioScrip Appoints Hai V. Tran as Senior Vice President,
Chief Financial Officer and Treasurer

Elmsford, NY – April 23, 2012 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced that Hai V. Tran has been appointed as Senior Vice President, Chief Financial Officer and Treasurer effective May 14, 2012.  Mr. Tran will succeed MJ Graves, who has been serving as BioScrip’s Interim Chief Financial Officer and Treasurer since January 2011, and will continue as a consultant to the Company to ensure a smooth transition.

“BioScrip’s Board of Directors and I are delighted to welcome Hai, a highly-accomplished and experienced CFO in the healthcare industry,” said Rick Smith, President and Chief Executive Officer of BioScrip.  “Hai has a successful and long-standing track record, which combines strong financial skills, depth of experience in managing financial and accounting operations in high-growth environments and acquiring and integrating businesses.  We believe Hai’s experience will be particularly important as we execute the next phase of our growth initiatives, specifically expanding our footprint in infusion services and continuing to execute in our other businesses where we have key strengths.  I believe we have the right leadership team in place to build on the momentum underway in 2012 and beyond.”

Mr. Smith continued, “On behalf of the entire Board and executive team, I’d like to thank MJ for her many contributions to BioScrip, specifically her efforts in executing on various elements of our strategic assessment, including the sale of our pharmacy services assets.  We appreciate her ongoing support.”

About Hai Tran
Hai Tran has nearly 20 years of financial experience, most recently serving as Chief Financial Officer and Vice President International of Harris Healthcare Solutions, which is the healthcare subsidiary of Harris Corporation, a $6.0 billion diversified technology company.  From 2008 to 2011 Mr. Tran served as Chief Financial Officer of Catalyst Health Solutions, Inc. (Nasdaq: CHSI), a publicly traded Pharmacy Benefits Management company.  At Catalyst, he contributed to the growth of the business, both organically and from acquisitions.  This consistent financial performance yielded a significant increase in shareholder value during his tenure.  Mr. Tran served as Vice President and Treasurer of Hanger Orthopedic Group (NYSE: HGR), a public healthcare services, products, and distribution company, from 2006 to May 2008, and as Senior Vice President of Strategic Development and Emerging Solutions for Cadmus Communications from 2001 to 2006. Prior to joining Cadmus Communications, Mr. Tran held senior-level finance and operations positions in various industries including technology, software, retail, and consumer products.

Mr. Tran holds a bachelor’s degree in electrical engineering from the University of Virginia and a master’s degree in business administration from the University of Richmond.

About BioScrip, Inc.
BioScrip, Inc. (www.bioscrip.com) (Nasdaq: BIOS) is a national provider of specialty pharmacy and home health services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications and home health services. Our services are designed to improve clinical outcomes with chronic and acute healthcare conditions while controlling overall healthcare costs.

Forward Looking Statements – Safe Harbor
This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company, Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission.

Contacts

Investors:
Lisa Wilson
In-Site Communications, Inc.
917-543-9932

Media:
Meaghan Repko / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449